                                                             EXHIBIT 23.10

                         CONSENT OF PROPOSED DIRECTOR

  The undersigned hereby consents to being named as a proposed member of the Board of Directors of Quanta Services, Inc. (the "Registrant") in the Prospectus constituting a part of the Registration Statement on Form S-1 of the Registrant filed under the Securities Act of 1933, as amended.

                                                 /s/ James R. Ball
                                          _____________________________________

                                                   James R. Ball

January 21, 1998